UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 12, 2006

HERCULES OFFSHORE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-51582	56-2542838
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

11 GREENWAY PLAZA, SUITE 2950 HOUSTON, TEXAS	77046
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 979-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2006, Hercules Offshore, Inc. (the “Company”) entered into an Amendment (the “Amendment”) to its Credit Agreement dated as of June 29, 2005, among the Company, as Borrower, Comerica Bank, as Administrative Agent, Citicorp North America, Inc., as Syndication Agent, Credit Suisse, Cayman Islands Branch, as Documentation Agent, and the Lenders party thereto (the “Credit Agreement”). The Credit Agreement provides for both a revolving credit facility and a term loan.

Among other things, the Amendment increased the commitments under the revolving credit facility from $25,000,000 to $75,000,000, reduced the interest rate under the revolving credit facility by 1.0% per annum, and extended the maturity date of the revolving credit facility from June 29, 2008 to June 29, 2010. It also removed the limitations on investments by the Company in its subsidiaries that are not guarantors to the Credit Agreement. The previous limit of $25,000,000 on such investments was replaced by a collateral maintenance test that requires the Company to maintain a ratio of (1) the orderly liquidation value of all of the vessels mortgaged pursuant to the Credit Agreement to (2) the sum of the revolving commitments and outstanding term loans under the Credit Agreement, of not less than 1.25 to 1.00. In addition, the dollar limits on other investments (including acquisitions) by the Company were eliminated, provided the Company is in compliance with its covenants under the Credit Agreement after giving effect to the investment and, with respect to an investment greater than $25,000,000, the Company’s leverage ratio is not greater than 3.50 to 1.00 prior to and after giving effect to such investment. The existing annual limit of $25,000,000 on capital expenditures and the interest coverage ratio were replaced by a fixed charge coverage ratio, which requires the Company to maintain a ratio of (1) EBITDA less maintenance capital expenditures and cash taxes paid to (2) fixed charges, of not less than 1.25 to 1.00. Furthermore, a $2,000,000 limitation on insurance deductibles was removed and replaced with a requirement that the Company maintain insurance that is customary for the industry. Finally, a $2,500,000 annual limit on asset sales was increased to an aggregate basket of $95,000,000 for the term of the Credit Agreement, provided the net proceeds from such asset sales are used to repay amounts outstanding under the term loan.

The foregoing summary is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Third Amendment, dated as of June 12, 2006, to the Credit Agreement dated as of June 29, 2005 among the Company, as Borrower, Comerica Bank, as Administrative Agent, Citicorp North America, Inc., as Syndication Agent, Credit Suisse, Cayman Islands Branch, as Documentation Agent, and the Lenders party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: June 13, 2006	By:	/s/ Steven A. Manz
Steven A. Manz
Chief Financial Officer

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INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Third Amendment, dated as of June 12, 2006, to the Credit Agreement dated as of June 29, 2005 among the Company, as Borrower, Comerica Bank, as Administrative Agent, Citicorp North America, Inc., as Syndication Agent, Credit Suisse, Cayman Islands Branch, as Documentation Agent, and the Lenders party thereto.

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